EXHIBIT (n)


         Other Opinions:
                Consent of Independent Auditors
                Consent of Independent Registered Public Accounting Firm

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Initial Registration Statement of Ameritas Variable Separate Account V (formerly Ameritas Variable Life Insurance Company Separate Account V) on form N-6 of our report dated March 6, 2007, on the statutory financial statements of Ameritas Life Insurance Corp., appearing in the Statement of Additional Information, which is part of this Registration Statement, and to the reference to us under the heading "Financial Statements" in such Statement of Additional Information.

/s/ Deloitte & Touche LLP

Lincoln, Nebraska
May 1, 2007

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Initial Registration Statement of Ameritas Variable Separate Account V (formerly Ameritas Variable Life Insurance Company Separate Account V) on form N-6 of our report dated February 22, 2007, on the financial statements of Ameritas Variable Life Insurance Company Separate Account V, appearing in the Statement of Additional Information, which is part of this Registration Statement, and to the reference to us under the heading "Financial Statements" in such Statement of Additional Information.

/s/ Deloitte & Touche LLP

Lincoln, Nebraska
May 1, 2007